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                                                                      EXHIBIT 23



Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-72747) pertaining to the Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation and Commerce Bank of Alabama Incentive Stock Compensation Plan and (Form S-8 No. 333-70953) pertaining to The Banc Corporation 401(k) Plan of our report dated March 19, 1999, with respect to the consolidated financial statements of The Banc Corporation and Subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                        /s/ Ernst & Young LLP


Birmingham, Alabama
March 29, 1999